UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):       August 31, 2005
PROGRESS SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-19427	04-2746201

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

14 Oak Park, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (781) 280-4000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On August 31, 2005, Progress Software Corporation (“Progress”) entered into an agreement and plan of merger with Sonic Software Corporation, a Delaware corporation and majority-owned subsidiary of Progress (“Sonic”), and Sonic Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Progress (“Merger Sub”). The purpose of the merger was for Progress to purchase the shares of the minority stockholders of Sonic and the in-the-money, vested stock options of Sonic. Sonic is the surviving corporation of the merger and is now a wholly-owned subsidiary of Progress.
     The merger agreement was unanimously approved by the boards of directors of Progress, Sonic and Merger Sub and was also approved by the stockholders of Sonic and Merger Sub.
     Pursuant to the merger agreement, each holder of Sonic common stock (other than Progress) will receive from Progress $0.95 cash per share and each holder of a vested option to purchase Sonic common stock will receive from Progress in cash the difference between $0.95 and the option exercise price of such option. Progress expects that it will pay an aggregate of approximately $3.4 million to the stockholders and option holders of Sonic to complete the merger. In connection with the merger, the shares of preferred stock and common stock of Sonic held by Progress were cancelled. The merger was completed on August 31, 2005 immediately after execution of the merger agreement.
     The price to be paid by Progress to the minority stockholders and the option holders of Sonic was determined by the boards of directors of Progress and Sonic based on a number of factors, including the receipt of a recent valuation analysis of Sonic by an independent investment banking firm and Progress' desire that Sonic employees percieve the merger as fair and reasonable under all of the circumstances. The source of the funds for the merger was Progress’ existing working capital.
     Gregory J. O’Connor, the president and a director of Sonic, will receive in the merger an aggregate cash payment of approximately $780,000 from Progress for his vested Sonic stock options. Mr. O’Connor’s payment is on the same terms and conditions as the other option holders of Sonic.
     The description of the merger agreement contained in this current report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference in its entirety herein.
Item 9.01 Financial Statements and Exhibits
(c)      Exhibits.

Number	Description
2.1	Agreement and Plan of Merger dated August 31, 2005 by and among Progress Software Corporation, Sonic Software Corporation and Sonic Merger Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROGRESS SOFTWARE CORPORATION
Dated: September 7, 2005	By:	/s/ Norman R. Robertson
Norman R. Robertson
Senior Vice President Finance and Administration and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger dated August 31, 2005 by and among Progress Software Corporation, Sonic Software Corporation and Sonic Merger Corporation